EX-99.23.b
                                     BY-LAWS

                                       OF

                                 FAIRPORT FUNDS

                  AMENDED AND RESTATED AS OF SEPTEMBER 30, 2004

                                   ARTICLE I
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                        DECLARATION OF TRUST AND OFFICES
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     1.1 Declaration of Trust. These By-Laws shall be subject to the Declaration
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of Trust, as from time to time in effect (the  "Declaration  of Trust"),  of the
Fairport Funds, formerly The Roulston Family of Funds, the Ohio business trust established by the Declaration of Trust (the "Trust").

     1.2 Offices.  The Trust shall  maintain its principal  office in Cleveland,
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Ohio, or in such other city as the Trustees otherwise may determine.

                                   ARTICLE II
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                                    Trustees
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     2.1 Regular Meetings.  Regular meetings of the Trustees may be held without
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call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

     2.2 Special  Meetings.  Special meetings of the Trustees may be held at any
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time and at any place  designated  in the call of the meeting when called by the
Chairman of the Board, President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting
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to send notice by mail at least  forty-eight  hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone or facsimile transmission at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 Quorum.  At any meeting of the Trustees a majority of the Trustees then
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in office shall  constitute a quorum.  Any meeting may be adjourned from time to

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time by a majority of the votes cast upon the question,  whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.5  Participation  by  Telephone.  One or more of the  Trustees  or of any
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committee  of the Trustees may  participate  in a meeting  thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting except as otherwise provided by the Investment Company Act of 1940.

     2.6 Action by Consent.  Unless otherwise required by the Investment Company
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Act of 1940, any action  required or permitted to be taken at any meeting of the
Trustees or any committee thereof may be taken without a meeting, if a written consent of such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees of such committee.

     2.7  Chairman of the Board.  The  Trustees  may at any time  appoint one of
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their  number as Chairman of the Board,  who shall serve at the  pleasure of the
Trustees and who shall perform and execute such duties as the Trustees may from time to time provide but who shall not by reason of performing or executing these duties be deemed an officer or employee of the Trust.

                                  ARTICLE III
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                                    OFFICERS
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     3.1 Number.  The  officers of the Trust shall be chosen by the Trustees and
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shall  include a  President,  a Chief  Compliance  Officer,  a  Secretary  and a
Treasurer. The Board of Trustees may, from time to time, elect or appoint one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers.

     3.2 Other  Officers.  The Trustees may from time to time appoint such other
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officers and agents as they shall deem  advisable,  who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

     3.3 Election and Tenure. The officers of the Trust shall be chosen annually
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by the  Trustees.  Two or more  offices  may be held by the same  person  but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust, or these By-Laws to be executed, acknowledged, or verified by two or more officers. Any officer or agent may be removed by the Trustees. An officer of the Trust may resign by filing a written resignation with the President, with the Trustees, or with the Secretary. Any vacancy occurring in any office of the Trust by death, resignation, removal, or otherwise shall be filled by the Trustees.

     3.4  Compensation.  The salaries or other  compensation of all officers and
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agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any committee the power to fix the salary or other compensation of any officer of the Trust.

     3.5 President.  The President shall be the chief  executive  officer of the
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Trust, shall preside at all meetings of the Shareholders and the Trustees unless a chairman has been designated, and shall see that all orders and resolutions of the Trustees are carried into effect. Unless the Trustees decide otherwise, the President, or in his absence any other Trustee or Officer chosen by the Trustees, shall preside at Shareholder or Board of Trustee meetings. The President, or such person as the President may designate, shall sign, execute, and acknowledge, in the name of the Trust, deeds, mortgages, bonds, contracts, and other instruments authorized by the Trustees, except in the case where the signing and execution thereof shall be delegated by the Trustees to some other officer or agent of the Trust. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

     3.6 Chief Compliance  Officer.  The Chief  Compliance  Officer of the Trust
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will be responsible for  administering  its compliance  policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees.

     3.7 Vice  Presidents.  The Vice  Presidents,  if any, in the order of their
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seniority,  shall,  in the absence or disability of the  President,  perform the duties and exercise the powers of the President and shall perform such other duties as the Trustees may from time to time prescribe.

     3.8  Secretary.  The  Secretary  shall attend  meetings of the Trustees and
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meetings of the  Shareholders  and record all the proceedings  thereof and shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees or the President, under whose supervision he or she shall be.

     3.9  Assistant  Secretaries.  The  Assistant  Secretaries,  if any, when so
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directed by the Secretary,  or in the absence or disability of the Secretary, in order of their seniority, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Trustees shall prescribe.

     3.10 Treasurer.  The Treasurer shall be the chief financial  officer of the
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Trust and shall be responsible for the maintenance of its accounting records and shall render to the Trustees when the Trustees so require an account of all the Trust's financial transactions and a report of the financial condition of the Trust.

     3.11  Assistant  Treasurers.  The Assistant  Treasurers,  if any,  'when so
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directed by the Treasurer,  or in the absence or disability of the Treasurer, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Trustees may from time to time prescribe.

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                                   ARTICLE IV
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                                   COMMITTEES
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     4.1 General.  The  Trustees,  by vote of a majority of the Trustees then in
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office,  may elect from their number an Executive  Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold offices at the pleasure of the Trustees. The Trustees shall have power to rescind any action of any committee unless the action is required by the Investment Company Act of 1940 to be taken by such committee, but no such rescission shall have retroactive effect.

                                   ARTICLE V
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                                    REPORTS
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     5.1 General. The Trustees and officers shall render reports at the time and
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in the manner  required  by the  Declaration  of Trust or any  applicable  laws.
Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE VI
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                                   FISCAL YEAR
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     6.1  General.  The fiscal  year of the Trust  shall be fixed,  and shall be
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subject to change by the Trustees.

                                  ARTICLE VII
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                                     SEAL
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     7.1  General.  If required by  applicable  law, the seal of the Trust shall
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consist of a flat-faced die with the word "Ohio,"  together with the name of the
Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                  ARTICLE VIII
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                         ISSUANCE OF SHARE CERTIFICATES
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     8.1 Share  Certificates.  In lieu of issuing  certificates for shares,  the
Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     8.2 Loss of Certificates. In case of the alleged loss or destruction or the
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mutilation  of a share  certificate,  a duplicate  certificate  may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     8.3 Issuance of New Certificate to Pledgee.  In the event certificates have
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been issued,  a pledgee of shares  transferred  as collateral  security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

     8.4  Discontinuance  of Issuance of  Certificates.  The Trustees may at any
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time  discontinue the issuance of share  certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                   ARTICLE IX
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                                   CUSTODIAN
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     9.1 General.  The Trust shall at all times  employ a bank or trust  company
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having a capital surplus and undivided profits of at least  Twenty-Five  Million
Dollars ($25,000,000) as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.

                                   ARTICLE X
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                       DEALINGS WITH TRUSTEES AND OFFICERS
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     10.1 General. Any Trustee, officer or other agent of the Trust may acquire,
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own and  dispose  of shares of the Trust to the same  extent as if he were not a
Trustee, officer or agent; and the Trust may accept subscriptions to shares or repurchase shares from any firm or company in which he or she is interested.

                                   ARTICLE XI
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                            AMENDMENTS TO THE BY-LAWS
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     11.1  General.  These  By-Laws may be amended or  repealed,  in whole or in
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part,  by a  majority  of the  Trustees  then in  office at any  meeting  of the
Trustees, or by one or more writings signed by such a majority.

                                  ARTICLE XII
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                                    PROXIES
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     12.1  General.   Any   transmission   that  creates  a  record  capable  of
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authentication,   including,   without  limitation,  a  telegram,  a  cablegram,
electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a person entitled to vote at a shareholders' meeting, and that appoints a proxy, shall be considered a valid appointment of a proxy for purposes of being represented at that meeting or voting at that meeting. In addition, a photographic, photostatic, facsimile transmission, or equivalent reproduction of a wiring that is signed by a person entitled to vote at a shareholder's meeting, and that appoints a proxy, shall be considered a valid appointment of a proxy for purposes of being reprsented at that meeting or voting at that meeting. Any person whose actions are considered the valid appointment of a proxy under this Section 12.1 shall be deemed to have executed a proxy for all purposes, including without limitation, Section 5.1 of the Declaration of Trust.